UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 05, 2024

Atlas Energy Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41828	93-2154509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 W. Courtyard Drive Suite 500
Austin, Texas		78730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 220-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2024, Ben M. “Bud” Brigham informed the Board of Directors (the “Board”) of Atlas Energy Solutions Inc., a Delaware corporation (the “Company” or “Atlas”) of his plans to step down as Chief Executive Officer of the Company, effective as of March 6, 2024. Mr. Brigham will remain on the Company’s Board as Executive Chairman.

As Executive Chairman, Mr. Brigham will receive annual cash compensation of $450,000 and a target long-term incentive plan award in the form of performance stock units with a grant date value equal to $4,500,000 granted pursuant to the Company’s form award agreement previously approved by the Board.

On February 29, 2024, the Board promoted John Turner, the Company’s President and Chief Financial Officer, to become the Company’s President and Chief Executive Officer, effective as of March 6, 2024. Mr. Turner will continue to serve in the role of Chief Financial Officer until a new Chief Financial Officer is appointed by the Board.

Mr. Turner, age 52, has served as our Chief Financial Officer since April 2017 and as our President and Chief Financial Officer since November 2022. Mr. Turner has over 20 years of oil and natural gas industry experience. Prior to assuming his current role, Mr. Turner worked in various capacities for both public and private entities, with a focus on corporate finance, business development and strategic planning, including as Chief Financial Officer of Brigham Exploration LLC, Chief Financial Officer of Mediterranean Resources, LLC and Vice President of Brigham Exploration. Mr. Turner received a Bachelor of Business Administration and a Master of Business Administration from the McCombs School of Business at the University of Texas at Austin.

In connection with Mr. Turner’s appointment, his annual base salary will increase to $800,000 per year, paid in accordance with the Company’s payroll practices. Mr. Turner is also eligible to receive an annual cash bonus, depending upon his and the Company’s performance. Mr. Turner’s target cash bonus is 110% of his annual base salary, or $880,000, and his target long-term incentive plan award is equal to a grant date value of $3,320,000, to be split equally between restricted stock units and performance stock units granted pursuant to the Company’s form award agreements previously approved by the Board.

Mr. Turner is also eligible to participate in any benefit plans that may be offered from time to time by the Company to its employees generally and in the Company’s 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

There is no arrangement or understanding between Mr. Turner and any other person pursuant to which Mr. Turner was selected to serve as an officer of the Company. There are no family relationships between Mr. Turner and any of our directors or executive officers. Mr. Turner has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.

Date:	March 5, 2024	By:	/s/ John Turner
Name: John Turner Title: President and Chief Financial Officer